                               POWER OF ATTORNEY

        Know all by these presents that the undersigned hereby constitutes and appoints each of William E. Chiles and Chip Earle the undersigned's true and lawful attorneys-in-fact to:

        1.      execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer and/or director of Bristow
                Group Inc. (the "Company"), Forms 3, 4, and 5 in accordance with
                Section 16(a) of the Securities Exchange Act of 1934 and the
                rules thereunder;

        2.      do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and file such form with the
                United States Securities and Exchange Commission and any stock exchange or similar authority; and

        3.      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such
                attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorney-infact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
                conditions as such attorney-in fact may approve in such
                attorney-in fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to the done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and power herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934 (the "Act").

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of August 2012.

                                        /s/ Jonathan E. Baliff
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                                        Jonathan E. Baliff